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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

CMA Pennsylvania Municipal Money Fund of
CMA Multi-State Municipal Series Trust:


We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 33-34608 of our report dated May 1, 2000 appearing in the annual report to shareholders of CMA Pennsylvania Municipal Money Fund of CMA Multi-State Municipal Series Trust for the year ended March 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
June 27, 2000